Trust Code of Ethics

The Trust is a registered investment company under the Investment Company Act of 1940 that is authorized to issue shares of beneficial interest in separate series representing interests in separate funds of securities and other assets (each a “Fund”).  Rule 17j-1 under the Investment Company Act makes it unlawful for certain persons, including trustees, officers, and other investment personnel of the Trust and any Fund of the Trust, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities “held or to be acquired” by any Fund.  Rule 17j-1 requires the Trust, the Advisor, and in certain cases the Distributor (defined below) to adopt a code of ethics and to establish procedures reasonably designed to: (i) govern the personal securities activities of Access Persons (defined below); (ii) with respect to those personal securities transactions, prevent the employment of any device, scheme, artifice, practice, or course of business that operates or would operate as a fraud or deceit on the Trust or any Fund; and (iii) otherwise prevent personal trading prohibited by Rule 17j-1.  The policies, restrictions, and procedures included in this Code are designed to prevent violations of Rule 17j-1.

A.  Statement of Fiduciary Principles

This Code is based on the following three underlying fiduciary principles:

1.	Our duty at all times to place the interests of our shareholders first;

2.
The requirement that all our personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual’s position of trust and responsibility; and

3.	The fundamental standard that our investment personnel should not take inappropriate advantage of their positions.

B.  Unlawful Actions

Rule 17j-1(b) under the Investment Company Act makes it unlawful for any trustee, officer, or other Access Person of the Trust, in connection with the purchase or sale by such person of a “security held or to be acquired” by the Trust or any Fund of the Trust:

1.	To employ any device, scheme, or artifice to defraud the Trust or a Fund;

2.
To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

4.	To engage in any manipulative practice with respect to the Trust or a Fund.

C.  Definitions

The terms below are defined as follows in this Code:

1.
“Access Person” shall mean:  (a) any trustee, director, officer, general partner, or Advisory Person (as defined below) of the Trust or any Fund of the Trust or the Advisor thereof; or (b) any director, officer, or general partner of a Distributor who, in the ordinary course of his or her business, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any Fund of the Trust regarding the purchase and sale of securities.

2.
An “Advisory Person” shall mean any employee of the Trust or any Fund of the Trust or of the Advisor (or of any company in a control relationship thereto) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Trust or any Fund of the Trust or the Advisor who obtains information concerning recommendations made to any Fund of the Trust regarding the purchase or sale of Covered Securities by the Fund and such term includes any Portfolio Manager or Investment Personnel (as described below).  A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

(a)	Normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

(b)	A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

3.
“Beneficial Ownership” for the purposes of this Code shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect “pecuniary interest” (i.e., some economic benefit) from the ownership of a security.  It also includes securities held by members of a person’s immediate family sharing the same household; provided, however, this presumption may be rebutted.  The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.  Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

4.	“Board of Trustees” means the Board of Trustees of the Trust.

5.	“Code” shall mean this Code of Ethics of the Trust.

6.
“Control” shall have the meaning set forth in Section 2(a)(9) of the Investment Company Act.  Control means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company.  Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

7.
“Covered Security” means a “security” as set forth in Section 2(a)(36) of the Investment Company Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative).  The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security.  A Covered Security does not include: (a) direct obligations of the U.S. Government; (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies.

8.
“Disinterested Trustee” of the Trust means a Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.  An “interested person” of the Trust includes any person who is a trustee, director, officer, employee, or owner of 5% or more of the outstanding stock of the Advisor or principal underwriter for any Fund of the Trust.  Affiliates of brokers or dealers are also “interested persons” of the Trust, except as provided in Rule 2a19-1 under the Investment Company Act.

9.
“Distributor” means the principal underwriter of the Trust or the Funds of the Trust that is an affiliated person of the Trust, any Fund of the Trust or the Advisor or an officer, director or general partner of such the principal underwriter serves as an officer, director, trustee or general partner of the Trust, any Fund of the Trust or the Advisor.

10.
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

11.
“Investment Personnel” of a Fund or the Advisor means:  (a) any employee of the Trust or any Fund or the Advisor (or any company in a control relationship to the Trust, Fund or the Advisor) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund and such term includes any Portfolio Manager; or (b) any natural person who controls the Trust, Fund or the Advisor and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of securities by any Fund.

12.
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933.

13.
“Non-Covered Security” shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 17j-1.

14.	“Portfolio Manager” means the person (or the persons) primarily responsible for the day-to-day management of a Fund’s portfolio.

15.	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

16.
“Review Officer” means, with respect to the Trust, the Secretary of the Trust or such other person(s) as may be designated by the Board of Trustees.  The Review Officer of the Trust shall:  (a) approve transactions, receive reports and otherwise monitor compliance with this Code with respect to all Access Persons not otherwise associated with the Advisor or the Distributor; (b) receive reports from any Compliance Officer (defined below) designated hereunder; (c) report at least quarterly to the Board of Trustees all violations of this Code and any Related Code (defined below) that occurred during the past calendar quarter; and (d) report at least annually to the Board of Trustees the information listed in Section E(7)(b) below. The Review Officer shall initial each report required by Section E(1)(a)-(c) at the time the Review Officer reviews such report to confirm that the report was reviewed.  In the event the Review Officer is considered an Access Person under this Code, the Trust’s Assistant Secretary, or such other person as may be designated by the Board of Trustees, shall approve transactions, receive reports and otherwise monitor compliance with this Code with respect to the Review Officer.

17.
“Compliance Officer” In this regard, the Advisor and the Distributor each shall appoint a compliance officer, which person shall be designated by the Board of Trustees as a “Compliance Officer” with respect to the Advisor or the Distributor, as applicable.  The purpose of this arrangement is for each such compliance officer of the Advisor or Distributor to monitor compliance with this Code with respect to all Access Persons covered hereunder who are associated with the Advisor or Distributor, as applicable, including:  approving personal securities transactions and receiving reports for all Access Persons hereunder who are associated with the Advisor or Distributor, as applicable.  In turn, the Compliance Officer of the Advisor and the Distributor shall report at least quarterly to the Review Officer all violations of this Code, or any other code of ethics to which an Access Person may be subject and which covers that Access Person’s duties and responsibilities with respect to the Funds (“Related Code”), that occurred during the past quarter, to the extent that such violations relate to the Trust.  For purposes of this Code, when “Applicable Review Officer” is referenced, it shall mean the applicable Compliance Officer as it relates to Access Persons covered hereunder who are associated with the Advisor or Distributor and shall mean the Review Officer with respect to the Trust as it relates to all other Access Persons.

18.
A Covered Security is for purposes of this Code being “held or to be acquired” by any Fund if, within the most recent 15 days, the Covered Security:  (a) is or has been held by a Fund; (b) is being or has been considered by a Fund or the Advisor for purchase by the Fund; or (c) any option to purchase or sell, any Covered Security convertible into or exchangeable for, a Covered Security described in (a) or (b) of this paragraph.

19.
A Covered Security is “being considered for purchase or sale” when, among other things, a recommendation to purchase or sell a security for a Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

20.	“Advisor” means the investment advisor for each Fund of the Trust.

D.  General Principles on Personal Investment Activities

1.
No Violations of Rule 17j-1.  It is the policy of the Trust that no Access Person of the Trust or of a Fund shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b), other applicable federal securities laws, or this Code.

2.
Blackout Periods. The price paid or received by the Fund for his or her own account for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.  To that end:

(a)
No Access Person shall enter an order for the purchase or sale of a Covered Security on the day during which any Fund within the Trust’s family of investment companies has a pending buy or sell order in that same security until after the Fund’s order is executed or withdrawn; and

(b)
Investment Personnel may not buy or sell a Covered Security within 1 business day before and after the Fund trades in the same Covered Security, unless the Applicable Review Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the Fund.

Provided, however, that the following are exemptions from the above Blackout Periods:

(a)	Disinterested Trustee Exemption. The Blackout Period prohibitions shall not apply to Disinterested Trustees except if they have actual knowledge of trading by any Fund;

(b)
No Current Knowledge Exemption.  The Blackout Period prohibitions shall not apply to Access Persons of a particular Fund who do not, in the ordinary course of fulfilling their official duties, have access to current information regarding the purchase and sale of securities for that Fund; provided that securities investments effected by such Access Persons during the prescribed periods are not effected with knowledge of the purchase or sale of the same or equivalent securities by that Fund; and

(c)
Same Day Trade Exemption.  If any Access Person (including Investment Personnel) requests to make a trade in the same Covered Security on the same day through the same broker as a Fund’s account, the trade may be made as part of an aggregated block trade with the Fund’s account through the broker.  Broker-specific blocks will be placed by the trader in a rotating sequence so that, over time, no group of clients is disadvantaged by the timing of the executions.  If the entire aggregated block order is not filled, then the trader will allocate the fills on a pro rata basis with Access Person accounts the first to receive no securities.  When such trades are completed, the prices for each broker-specific block of trades will be separately averaged, and all accounts that traded through a particular broker will receive the same price.  Commissions will be charged to each account in accordance with the broker’s policy; provided, however, that if the entire block receives a single commission then the commission shall be apportioned pro rata among all participating accounts.

3.
Disclosure of Interested Transactions.  No Access Person shall recommend any transactions with respect to a Covered Security by any Fund of the Trust without first disclosing his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

(a)	Any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

(b)	Any contemplated transaction by such Access Person in such Covered Securities;

(c)	Any position with the issuer of the Covered Securities or its affiliates; and

(d)
Any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

4.
Initial Public Offerings (“IPOs”).  No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Applicable Review Officer for that Investment Personnel, which Applicable Review Officer: (i) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel’s activities on behalf of the Trust or any Fund); and (ii) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund  (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security.  Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G(1)(f).

5.
Limited Offerings.  No Investment Personnel shall acquire, directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the Applicable Review Officer, which Applicable Review Officer:  (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel’s activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security.  Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G(1)(f).

6.
Acceptance of Gifts.  Investment Personnel may not accept gifts of more than a de minimis value (currently $100 or less) from any entity doing business with or on behalf of the Fund or the Advisor, unless pre-approved by the Applicable Review Officer.

7.
Service on Boards.  Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Applicable Review Officer following the receipt of a written request for such approval.  In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

8.
Short-Term Trades.  No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the transaction was authorized by the Applicable Review Officer.

9.	Exempt Transactions. The prohibited activities set forth in this Section D shall not apply to:

(a)	Purchases, sales or other transactions effected in any account over which such person has no direct or indirect influence or control or other Beneficial Ownership Interest;

(b)	Purchases that are part of an automatic dividend reinvestment plan;

(c)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(d)	Any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if:

(i)	The Access Person has no prior knowledge of activity in such security by any Fund; and

(ii)
The issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

(e)
Any fixed income securities transactions, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Fund.

E.  Reporting Procedures

1.
Reporting by Access Persons.  In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 and this Code are being observed by its Access Persons, each Access Person of the Trust shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Applicable Review Officer (or his or her delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempt transactions listed under Section D(9)(a) above:

(a)
Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Applicable Review Officer no later than 10 days after that person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(i)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(ii)
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(iii)	The date that the report is submitted by the Access Person.

(b)
Quarterly Report.  Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 30 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Applicable Review Officer no later than 30 days after the end of each calendar quarter.  The forms shall contain the following information:

(i)
With respect to any transaction during the quarter in a Covered Security in which the Access Person has a direct or indirect Beneficial Ownership, the following information is required to be provided on the form in Exhibit B (or similar form):

a.
the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

b.	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	the price of the Covered Security at which the transaction was effected;

d.	the name of the broker, dealer, or bank with or through whom the transaction was effected;

e.	the date that the report is submitted by the Access Person; and

(ii)
With respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

a.	the name of the broker, dealer or bank with whom the Access Person established the account;

b.	the date the account was established; and

c.	the date the report is submitted by the Access Person.

(c)
Annual Reports.  Every Access Person must annually report to the Applicable Review Officer on the form provided in Exhibit D (or similar form), no later than 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(i)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

(ii)
The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and

(iii)	The date that the report is submitted by the Access Person.

2.
Duplicate Copies of Trade Confirmations and Periodic Statements.  Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest, shall arrange that the broker shall mail directly to the Applicable Review Officer at the same time they are mailed or furnished to such Access Person:

(a)	Duplicate copies of the broker’s trade confirmation covering each transaction in securities in such account; and

(b)	Copies of periodic statements with respect to the account;

Provided, however, that such duplicate copies need not be filed for transaction involving Non-Covered Securities.

A Form of Brokerage Letter is attached to this Code as Exhibit E.  In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each broker maintaining an account on behalf of the Access Person.

The requirements in this Section E(2) may be waived by the Applicable Review Officer in situations when the Applicable Review Officer determines that duplicate copies are unnecessary.

3.
Notification; Annual Certification.  The Applicable Review Officer (or his or her delegate) shall notify each Access Person of the Trust who may be required to make reports pursuant to this Code, that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person.  The Applicable Review Officer shall annually obtain written assurances in the form attached hereto as Exhibit F from each Access Person that he or she is aware of his or her obligations under this Code and has complied with the Code and with its reporting requirements.

4.
Disclaimer of Beneficial Ownership.  Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

5.
Exemptions. The requirements of Sections E(1)-(3) above shall not apply in the following situations unless the Applicable Review Officer determines that such requirements are needed to comply with Section D(1) of this Code:

(a)
If the Access Person is covered by a Related Code of Ethics, then the reports required under this Code may be submitted in the form required by the Related Code of Ethics, provided the report contains the information required herein. Notwithstanding the forgoing, all Access Persons must submit the annual certification required in Section E(3) above.

(b)
No Disinterested Trustee need make a report with respect to his initial holdings, as required by Section E(1)(a) above, or an annual report, as required by Section E(1)(c) above solely by reason of being a Trustee of the Trust.

(c)
No Disinterested Trustee need make any quarterly transaction reports with respect to any Covered Security, as required by Section E(1)(b) above, unless the Disinterested Trustee knew at the time of the transaction, or in the ordinary course of fulfilling his official duties as a Trustee, or should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law) such Covered Security was purchased or sold, or was being considered for purchase or sale, by any Fund.

(d)
No Disinterested Trustee need provide duplicate copies of trade confirmations and periodic statements as required by Section E(2) above, if exempted from making reports under Sections E(b) and (c) above.

(e)
No Access Person of the Advisor need make a quarterly transaction report to the Advisor under this Code if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940. No Access Person need make a quarterly transaction report under this Code if the quarterly transaction report would duplicate information contained in broker trade confirmations or account statements received by the Trust, any Fund, or the Advisor with respect to the Access Person in the time period required by this Code, if all of the information required by this Code is contained in the broker trade confirmations or account statements, or in the records of the Trust, any Fund, or Advisor.

(f)
No Access Person to the Distributor need make the reports under this Code as required by this Section E if the Distributor is not an affiliated person of the Trust, any Fund of the Trust or Advisor and the Distributor has no officer, director or general partner who serves as an officer, director, trustee or general partner of the Trust, any Fund of the Trust or the Advisor.

6.
Reporting to the Review Officer.  At least quarterly, each Advisor’s and Distributor’s Compliance Officer (or his or her delegate) shall furnish the Review Officer with a report with respect to any violations of this Code by Access Persons who are associated with the Advisor or Distributor, as applicable, and any procedures or sanctions imposed in response to the violations and such other information as may be reasonably requested by the Review Officer.

7.	Review by the Board of Trustees.

(a)
Quarterly Reports.  At least quarterly, the Review Officer shall prepare and provide a written report to the Board of Trustees with respect to all issues that, under the Code, have occurred since the last quarterly report to the Board, including, but not limited to, information about violations of the Code or the procedures and sanctions imposed in response to those violations.

(b)	Annual Reports. At least annually, the Review Officer and the Compliance Officers of the Advisor and the Distributor shall each prepare and provide a written report to the Board of Trustees that:

(i)	Provides a summary of any violations that occurred during the past year requiring significant remedial action;

(ii)	Describes any procedural changes made during the past year;

(iii)	Describes any recommended changes to this Code or any related code or procedures; and

(iv)
Certifies to the Board of Trustees, in the form provided in Exhibit G (or a similar form), that the Trust or Advisor or Distributor has adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes.

8.	Approval of Related Codes of Ethics.

(a)
Approval of Codes of Ethics of Any Investment Advisor.  The Board of Trustees, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the Advisor and any new investment advisor or sub-advisor to a Fund and (b) any material changes to those codes.  Prior to approving a code of ethics for the Advisor or any new investment advisor or sub-advisor, or any material change thereto, the Board of Trustees must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.  The Board of Trustees must approve the code of ethics of the Advisor and any new advisor before initially retaining the services of such party.  The Board of Trustees must approve a material change to a code of ethics no later than six (6) months after adoption of the material change.

(b)
Approval of Codes of Ethics for any Distributor.  The Board of Trustees, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the Distributor and any new principal underwriter for the Trust or any Fund of the Trust and (b) any material changes to those codes. Prior to approving a code of ethics for the Distributor or any new principal underwriter for the Trust or any Fund of the Trust, or any material change thereto, the Board of Trustees must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.  The Board of Trustees must approve the code of ethics of the Distributor and any new principal underwriter for the Trust or any Fund of the Trust before initially retaining the services of such party.  The Board of Trustees must approve a material change to a code of ethics no later than six (6) months after adoption of the material change.

9.
Notices by Applicable Review Officer.  The Applicable Review Officer shall notify each Access Person and Investment Personnel who may be required to preclear transactions and/or make reports pursuant to the Code that such person is subject to the Code and shall deliver a copy of this Code to each such person.  Any amendments to the Code shall be similarly furnished to each such person.

F.  Review and Sanctions

1.
Review by Applicable Review Officer.  The Applicable Review Officer (or his or her delegate) shall from time to time review the reported securities transactions of Access Persons for compliance with this Code.

2.
Sanctions for Violations by Trustees, Executive Officers, and Other Access Persons (Other than Disinterested Trustees).  If any violation of this Code is determined to have occurred, the Applicable Review Officer (or the Board of Trustees, if they so choose) may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Applicable Review Officer (or Board of Trustees) shall determine is appropriate.  If the Compliance Officer of the Advisor or the Distributor determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the Review Officer or the Chairman of the Board of Trustees.  If the Review Officer determines that a material violation of this Code has occurred, he or she shall promptly report the violation to the Chairman of the Board of Trustees.  All violations of the Code and any sanctions imposed as a result thereto shall be reported at the next regularly scheduled meeting to the Board of Trustees.

3.
Sanctions for Violations by Disinterested Trustees.  If the Review Officer determines that any Disinterested Trustee has violated, or apparently violated, this Code he or she shall so advise the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide such persons with the report, the record of pertinent actual or contemplated portfolio transactions of any affected Fund and any additional information supplied by such person.  If a violation is determined to have occurred, the Disinterested Trustees (other than the person whose transaction is at issue), at their option, shall either impose such sanctions as they deem appropriate or refer the matter to the full Board of Trustees, which shall impose such sanctions as it deems appropriate.

G.  Miscellaneous

1.
Records.  The Trust, the Advisor and the Distributor shall maintain records at their principal place of business in the manner and to the extent set forth below, which records may be maintained by micrographic and electronic storage media under the conditions described in Rule 31a-2(f) under the Investment Company Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

(a)	A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)
A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)
A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(d)	A list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

(e)
A copy of each report to the Board of Trustees shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(f)
Maintain a record of any decision, and the reasons supporting the decision to approve the acquisition by any Investment Personnel of shares in any IPO or Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and

(g)	Any other information as may be required by Rule 17j-1(f) or other applicable federal securities laws.

2.
Confidentiality.  All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

3.	Amendment; Interpretation of Provisions. The Board of Trustees may from time to time amend this Code or adopt such interpretations of this Code, as it deems appropriate.

Attachment A

Initial Securities Holdings Report

To the Compliance Officer:

As of the below date, I held positions in the securities listed below (including, without limitation, securities listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

Security or Account*	Number of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

* All accounts must be listed (including accounts with Non-Covered Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:     __________________________                                                 Date:      __________________________

Print Name:   __________________________

Attachment B

Securities Transaction Report

For the Calendar Quarter Ended: ________________________

To the Compliance Officer:

During the quarter referred to above, the transactions listed below (including, without limitation, securities listed on the sheets attached hereto) were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the Code of Ethics:

Security*	Date of Transaction	Number of Shares	Principal Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Used

*Include interest and maturity date, if applicable.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Signature:     __________________________                                                 Date:       __________________________

Print Name:     __________________________

Attachment C

Account Establishment Report

For the Calendar Quarter Ended: ________________________

To the Compliance Officer:

During the quarter referred to above, the accounts listed below (including, without limitation, accounts listed on the sheets attached hereto) were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Code of Ethics:

Broker/Dealer or Bank Where Account Was Established	Date Account Was Established

Signature:       __________________________                                               Date:           __________________________

Print Name:    __________________________

Attachment D

Annual Holdings Report

For the Calendar Year: ________________________

To the Compliance Officer:

As of the end of the year noted above, I held the securities positions listed below (including, without limitation, securities positions listed on the sheets attached hereto) in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:

Security or Account*	Number of Shares	Principal Amount	Broker/Dealer or Bank Where Account is Held

* All accounts must be listed (including accounts with Non-Covered Securities).

This report is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Signature:      __________________________                                                Date:           __________________________

Print Name:      __________________________

Attachment E

Template for Brokerage Letter

[Date]
[Broker Name]
[Address]

RE:           Account No. __________________________
Account Name ________________________

Dear [Name]

As of [Date], please send to [Compliance Officer], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

[ADDRESS 1]
[ADDRESS 2]
[ADDRESS 3]
Attention: Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Name]

cc: Compliance Officer

Attachment F

Annual Certificate of Compliance

I hereby acknowledge receipt of the current Code of Ethics, including any amendments.  I certify that (i) I have read the Code of Ethics; (ii) I understand the Code of Ethics; and (iii) I recognize that I am subject to its provisions.  I also certify that I have complied with and will continue to comply with the Code of Ethics and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics.  Moreover, I agree to promptly report to the applicable compliance officer any violation or possible violation of the Code of Ethics of which I become aware.  I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

IN WITNESS WHEREOF, the undersigned Access Person has executed this certificate on the date noted below.

By:      __________________________

Name:   __________________________

Date:     __________________________

Attachment G

Annual Certificate Of Compliance

For the Calendar Year: ________________________

As an Access Person (as such term is defined in the Code of Ethics for the Trust adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940), I hereby certify that I have read and understand the Code of Ethics, recognize that I am subject to the Code of Ethics, and affirm that I intend to comply with the Code of Ethics.  I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code of Ethics, I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

IN WITNESS WHEREOF, the undersigned Access Person has executed this certificate on the date noted below.

By:          __________________________

Name:      __________________________

Date:       __________________________